UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 25, 2012


                               CEL-SCI CORPORATION
                    ---------------------------------------
             (Exact name of Registrant as specified in its charter)



          Colorado                     0-11503               84-0916344
----------------------------     ---------------------     ---------------------
(State or other jurisdiction     (Commission File No.)     (IRS Employer
of incorporation)                                          Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
               --------------------------------------------------
          (Address of principal executive offices, including Zip Code)



   Registrant's telephone number, including area code: (703) 506-9460
                                                       --------------


                                       N/A
                        --------------------------------
          (Former name or former address if changed since last report)



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Item 1.01 Entry Into a Material Definitive Agreement

     On January 25, 2012 CEL-SCI Corporation sold 16,000,000 shares of its common stock to institutional investors for $5,760,000 or $0.36 per share. The institutional investors also received Series H warrants which entitle the investors to purchase up to 12,000,000 shares of CEL-SCI's common stock. The Series H warrants may be exercised at any time after July 31, 2012 and on or prior to July 31, 2015 at a price of $0.50 per share.

     CEL-SCI has agreed to pay Chardan Capital Markets, LLC, the placement agent for this offering, a cash commission of $403,200.

     CEL-SCI has filed with the Securities and Exchange Commission a prospectus supplement to its shelf Registration Statement on Form S-3 registering the shares of common stock and warrants sold to the private investors.

     CEL-SCI anticipates the transaction will close on or before January 31, 2012.

Item 9.01 Financial Statements and Exhibits

      Exhibit Number          Description
      --------------          -----------

         5                    Opinion of Counsel

         10(cc) Securities Purchase Agreement, together with the form of the Series H warrant, which is an exhibit to the Securities Purchase Agreement.

         10(dd)               Placement Agent Agreement

         23(a)                Consent of Attorneys



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 27, 2011             CEL-SCI CORPORATION


                                    By: /s/ Geert R. Kersten
                                        --------------------------------------
                                        Geert R. Kersten, Chief
                                        Executive Officer

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